Exhibit 10.5c

AMENDMENTS TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
GEORGE W. HALIGOWSKI, IMPERIAL CAPITAL BANCORP, INC.
AND IMPERIAL CAPITAL BANK
TO COMPLY WITH INTERNAL REVENUE CODE SECTION 409A

WHEREAS, on February 24, 2006, George W. Haligowski entered into an amended and restated employment agreement with Imperial Capital Bancorp, Inc. (formerly known as ITLA Capital Corporation) and Imperial Capital Bank (the “Agreement”); and

WHEREAS, the Agreement includes provisions that provide for deferred compensation and therefore must be amended to comply with Section 409A of the Internal Revenue Code and the regulations and guidance of general applicability issued thereunder; and

WHEREAS, the Agreement may be amended by a writing signed by the parties to the Agreement.

NOW, THEREFORE, the foregoing considered, it is agreed as follows:

That effective as of January 1, 2005, the Agreement is amended to include the Appendix A, which is attached hereto and included herein by this reference.

IN WITNESS WHEREOF, this Amendment has been executed, this 31st day of December, 2008, effective as of January 1, 2005.

IMPERIAL CAPITAL BANCORP, INC.

By:            /s/ Jeffrey L. Lipscomb

IMPERIAL CAPITAL BANK

By:            /s/ Jeffrey L. Lipscomb

GEORGE W. HALIGOWSKI

                                                                                                By:           /s/ George W. Haligowski

APPENDIX A

Provisions Relating to Code Section 409A

1. Timing of Annual Incentive Plan and Bonus Payments.

Annual Incentive Compensation Plan and bonus payments provided for under Paragraph 4(c) of the Agreement shall be paid no later than 2½ months after the end of the year in which the Executive obtains a legally binding right to such payments.

2. Pre-Change in Control Involuntary Termination Payments under Paragraph 7(a)(ii)

The lump sum election under Paragraph 7(a)(ii) of the Agreement is eliminated. Accordingly, Paragraph 7(a)(ii) shall read as follows:

(ii) pay to the Executive a single lump sum payment equal to the sum of the monthly payments the Executive would receive if he were paid monthly amounts over the remaining term of this Agreement equal to (A) one-twelfth of his Base Salary at the highest annual rate in effect during the three years prior to the Date of Termination and (B) one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the Executive, based on the average of the amounts of such compensation earned by the Executive for the two full fiscal years preceding the Date of Termination; and

3. Change in Control Involuntary Termination Payments under Paragraph 7(b)

The election under Paragraph 7(b) of the Agreement (whereunder the Executive may receive certain alternative benefits in exchange for a reduction in his lump sum benefit) shall be limited or eliminated to the extent necessary to comply with Section 409A.